Press Release

Exhibit 99.1
Company Contact:
Patrick S. Barrett
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 27507
Email: pbarrett@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
DECLARES QUARTERLY CASH DIVIDEND FOR
COMMON STOCK

    RED BANK, NEW JERSEY, April 15, 2026 - OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), announced that its Board of Directors has declared a quarterly cash dividend of $0.20 per share of Common Stock, payable on May 8, 2026 to stockholders of record on April 27, 2026.

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a regional bank providing financial services throughout New Jersey and in the major metropolitan areas from Massachusetts through Virginia. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.